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                                                                   EXHIBIT 23(b)

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Insilco Holding Co.


We consent to the use of our audit report dated February 10, 1999, except as to the fourth paragraph of Note 7, which is as of March 26, 1999 on the consolidated financial statements of Insilco Holding Co. as of December 31, 1998 and 1997 and for each of the years in the three-year period then ended incorporated herein by reference from the Insilco Corporation Form 10-K for the year ended December 31, 1998.


/s/ KPMG LLP


Columbus, Ohio
August 4, 1999